Exhibit 99.1


  Tower Group, Inc. Reports Record Results in Second Quarter of 2007


    NEW YORK--(BUSINESS WIRE)--Aug. 2, 2007--Tower Group, Inc.
(NASDAQ: TWGP) today reported net income of $12.4 million and diluted earnings per share of $0.53 for the second quarter of 2007. For the first six months of 2007, Tower reported net income of $24 million ($1.03 per diluted share).

    Key Highlights (all percentage increases compare the second quarter of 2007 to the same period in 2006):

    -- Strong top line growth resulted in record revenues of $102.8 million; up 33.2%.

    -- Commission and fee based revenue increased 53.1%; Net investment income up 78.5%.

    -- Preserver acquisition closed and contributing to earnings and regional growth.

    -- Retention rate remains solid; 91% for personal lines and 80% for commercial lines.

    -- Adjusted Net Income increased 60.4% excluding the effects of significant events which are the gains, warrant and start-up costs related to CastlePoint and the PXRE commutation/novation.

    --  Combined ratio of 85.2% achieved.


GAAP Financial Summary ($ in thousands, except per share data):
                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                    2007      2006     2007     2006
                                  ------------------------------------
Gross premiums written             $148,836 $124,414 $259,716 $211,787
Net premiums written                 69,684   45,473  117,716  128,351
Net premiums earned                  74,035   59,286  134,418  116,542
Total commission and fee income      19,214   12,553   35,210   21,954
Net investment income                 9,446    5,292   17,401    9,952
Net realized gains (losses) on
 investments                             89       29       72    (116)

Total revenues                      102,784   77,160  187,101  148,332
Other income                            734   12,434    4,128   12,434
Net Income                           12,379   12,285   24,007   18,795
Earnings per share - Basic            $0.54    $0.62    $1.04    $0.95
Earnings per share - Diluted          $0.53    $0.61    $1.03    $0.93
Return on Average Equity              17.2%    31.8%    21.7%    24.7%


    Non-GAAP Financial Measures (unaudited):

    During the three and six months ended June 30, 2007 and 2006, significant events affected the consolidated results of Tower, and the exclusion of these is more indicative of Tower's operating performance. The following table reconciles the effect of these events to GAAP results.


                                  Three Months Ended Six Months Ended
                                       June 30,          June 30,
                                  ------------------ -----------------
                                    2007      2006     2007     2006
                                  --------- -------- -------- --------
                                   ($ in thousands, except per share
                                                  data)
Pre-tax GAAP income as reported     $19,221  $18,845  $37,214  $28,993
Significant Events:
   Less: Gain on CastlePoint
    Shares                                -  (7,883)  (2,705)  (7,883)
   Less: Warrant received from
    unconsolidated affiliate              -  (4,605)        -  (4,605)
   Add: PXRE commutation/novation         -    5,459        -    5,459
   Add: CastlePoint start-up
    costs                                 -        -        -      472
                                  --------- -------- -------- --------
Adjusted pre-tax income              19,221   11,816   34,509   22,436
Income tax expense (excludes the
 tax effect of adjustments)           6,842    4,100   12,260    7,738
                                  --------- -------- -------- --------
Adjusted net income                 $12,379   $7,716  $22,249  $14,698
                                  ========= ======== ======== ========

Adjusted EPS - Diluted                $0.53    $0.38    $0.95    $0.73

Adjustment to return on average
 equity                                   -  (11.6%)   (1.2%)   (5.1%)
Return on average equity,
 excluding the effects of the
 CastlePoint items and PXRE
 transactions                         17.2%    20.2%    20.5%    19.6%
                                  ========= ======== ======== ========


    Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc., stated, "Our strong second quarter results reflect the strength of our business model, successful integration of Preserver Group that we acquired in April of this year as well as the successful implementation of our underwriting and growth strategies. In addition, due to several other growth initiatives that we have recently implemented as well as growth from the Preserver Group acquisition, we anticipate significant growth in premium volume in the second half of the year. Finally, we believe we will also be able to increase our return in equity in the second half of the year as we utilize our hybrid business model to successfully deploy the additional capital raised in January. As a result, we believe we are well positioned to continue to profitably grow our business in the second half of this year and into 2008."

    Gross premiums written in the insurance and reinsurance segments increased to $148.8 million in the second quarter, which was 19.6% higher than in the second quarter of 2006. This growth was primarily driven by a 17.5% increase in policies in force over the past year and premium increases on renewed business in the insurance segment which averaged 12.5% for personal lines and 0.9% for commercial lines.

    Total revenues increased 33.2% to $102.8 million in the second quarter of 2007 as compared to $77.2 million for the same period in 2006. Net premiums earned represented 72.0% of total revenues for the three months ended June 30, 2007 compared to 76.8% for the same period in 2006. During the second quarter of 2007, we ceded 49% of our direct premiums written to CastlePoint. The associated ceding commission revenue was the principal source of the increase in total commission and fee income, which grew by 53.1% to $19.2 million in the second quarter of 2007 compared to $12.6 million in the second quarter of 2006.

    Net investment income increased by 78.5% to $9.4 million for the three months ended June 30, 2007 compared to $5.3 million for the same period in 2006. On a tax equivalent basis, the yield was 5.8% as of June 30, 2007 compared to 5.4% as of June 30, 2006.

    Gross loss and loss adjustment expenses and the gross loss ratio for the insurance and reinsurance segments combined for the three months ended June 30, 2007 were $66.8 million and 51.2%, respectively, compared to $58.6 million and 61.3%, respectively, in the same period in 2006. The net loss ratio for the combined segments was 54.9% in the three months ended June 30, 2007 and 69.9% in the same period in 2006.

    Operating expenses increased by 50.1% to $41.2 million for the three months ended June 30, 2007 from $27.5 million for the same period in 2006. Our gross expense ratio was 30.2% for the three months ended June 30, 2007 as compared with 25.9% for the same period in 2006. The acquisition of Preserver added 1.0 percentage point to the gross expense ratio. Cost reductions were realized as part of the Preserver integration and Preserver's gross expense ratio was significantly reduced from pre-acquisition levels. The gross expense ratio for the three months ended June 30, 2006 was lower due to additional earned premium from the PXRE novation.

    Underwriting expenses for the insurance and reinsurance segments combined were $40.0 million for the three months ended June 30, 2007 as compared to $25.0 million for the same period in 2006. The net underwriting expense ratio, which reflects the benefits of ceding commission revenue that is deducted from gross underwriting expenses, was 30.3% for the three months ended June 30, 2007 as compared to 24.8% for the same period in 2006. The acquisition of Preserver added
2.2 percentage points to the net expense ratio. The effect of the PXRE commutation/novation reduced the net underwriting expense ratio by 4.5 percentage points in the second quarter of 2006.

    Additional Highlights and Disclosures:

    Closing of Preserver Group, Inc. Acquisition

    On April 10, 2007, the Company completed the acquisition of 100% of the issued and outstanding common stock of Preserver Group, Inc., a New Jersey corporation. Under the terms of the acquisition agreement, the Company acquired Preserver for approximately $64.9 million comprised of $34.1 million in cash considerations to the Sellers and a contribution of $30.8 million to the capital of Preserver to enable Preserver to repay the principal and accrued interest on indebtedness held by certain of the sellers.

    First Quarter of 2007 Earnings per Share Calculation

    As of June 30, 2007 the Company reviewed its calculation of basic and diluted earnings per share for the first quarter of 2007. During the first quarter the Company redeemed all of its perpetual preferred Series A-1 stock for $40 million which had a carrying value, net of issuance costs, of $39.6 million. In accordance with EITF (Emerging Issues Task Force) D-42, "The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock", the excess of the consideration transferred to the holders of the preferred stock over the carrying amount of the preferred stock should be subtracted from net earnings available to common shareholders in the calculation of earnings per share. In our first quarter calculation of earnings per share, we deducted $400,000 from paid in capital rather than earnings available to common shareholders. Correcting this calculation results in a reduction in the basic and diluted earnings per share for the first quarter of 2007 by $0.02 and $0.02, respectively.

    The correction has been reflected in the six months ended June 30, 2007 calculation of basic and diluted earnings per share.

    Dividend Declaration

    Tower Group, Inc. announced today that the Company's Board of Directors approved a quarterly dividend of $0.025 per share payable September 27, 2007 to stockholders of record as of September 14, 2007.

    2007 Guidance

    We believe we are well positioned to support our premium growth and to generate commission and fee income to augment our return on equity. We continue to anticipate increasing earnings for the second half of the year. For the third quarter, we project net income to be in a range between $13.7 million and $14.6 million. We project Tower's diluted earnings per share in the third quarter to be in the range between $0.59 and $0.63 per diluted share. For the full year, we anticipate net income to be in a range between $55 million and $58 million and diluted earnings per share to be between $2.40 and $2.50 for the year.

    About Tower Group, Inc.

    Tower Group, Inc. offers property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses. Tower Group's insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "project", "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; changes in the level of demand for our insurance and reinsurance products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

    For more information visit Tower's website at http://www.twrgrp.com/.


               Insurance Overall Results of Operations
                  Insurance and Reinsurance Segments
                            Second Quarter
                           ($ in thousands)

                                        Three Months Ended
                                             June 30,
Revenues                                  2007      2006    (%) Change
                                        --------- ---------
Earned premiums
   Gross premiums earned                 $130,621   $95,568      36.7%
   Less: Ceded premiums earned           (56,586)  (36,281)      56.0%
                                        --------- ---------
   Net premiums earned                     74,035    59,287      24.9%
Ceded commission revenue                   17,032    10,077      69.0%
Policy Billing Fees                           543       272      99.6%
                                        --------- ---------
Total Revenues                             91,610    69,636      31.6%

Expenses
Loss and Loss Adjustment Expenses
Gross loss and loss adjustment expenses    66,826    58,562      14.1%
Less: Ceded loss and loss adjustment
 expenses                                (26,215)  (17,137)      53.0%
                                        --------- ---------
Net loss and loss adjustment expense       40,611    41,425      -2.0%
Underwriting Expenses
   Commissions paid to producers           21,663    14,533      49.1%
   Other underwriting expenses             18,309    10,509      74.2%
                                        --------- ---------
Total Underwriting Expenses                39,972    25,042      59.6%

Underwriting Profit                       $11,027    $3,169     248.0%
                                        ========= =========


Key Measures
Written Premiums
   Gross                                 $148,836  $124,414      19.6%
   Ceded                                 (79,152)  (78,941)       0.3%
                                        --------- ---------
   Net                                    $69,684   $45,473      53.2%
                                        ========= =========
Loss Ratios
   Gross                                    51.2%     61.3%
   Net                                      54.9%     69.9%
Accident Year Loss Ratios
   Gross                                    51.9%     61.2%
   Net                                      54.9%     67.5%
Expense Ratios
   Gross                                    30.2%     25.9%
   Net                                      30.3%     24.8%
Combined Ratios (GAAP)
   Gross                                    81.4%     87.2%
   Net                                      85.2%     94.7%


               Insurance Overall Results of Operations
                  Insurance and Reinsurance Segments
                           First Six Months
                           ($ in thousands)

                                          Six Months Ended
                                              June 30,
Revenues                                   2007      2006   (%) Change
                                         --------- --------
Earned premiums
   Gross premiums earned                  $239,248 $172,184      38.9%
   Less: Ceded premiums earned           (104,830) (55,641)      88.4%
                                         --------- --------
   Net premiums earned                     134,418  116,543      15.3%
Ceded commission revenue                    31,266   17,379      79.9%
Policy Billing Fees                            845      539      56.8%
                                         --------- --------
Total Revenues                             166,529  134,461      23.8%

Expenses
Loss and Loss Adjustment Expenses
Gross loss and loss adjustment expenses    124,168  101,874      21.9%
Less: Ceded loss and loss adjustment
 expenses                                 (49,647) (27,239)      82.3%
                                         --------- --------
Net loss and loss adjustment expense        74,521   74,635      -0.2%
Underwriting Expenses
   Commissions paid to producers            40,292   27,010      49.2%
   Other underwriting expenses              32,217   21,684      48.6%
                                         --------- --------
Total Underwriting Expenses                 72,509   48,694      48.9%

Underwriting Profit                        $19,499  $11,132      75.2%
                                         ========= ========


Key Measures
Written Premiums
   Gross                                  $259,716 $211,787      22.6%
   Ceded                                 (142,000) (83,436)      70.2%
                                         --------- --------
   Net                                    $117,716 $128,351      -8.3%
                                         ========= ========
Loss Ratios
   Gross                                     51.9%    59.2%
   Net                                       55.4%    64.0%
Accident Year Loss Ratios
   Gross                                     52.4%    59.6%
   Net                                       55.5%    63.3%
Expense Ratios
   Gross                                     30.0%    28.0%
   Net                                       30.1%    26.4%
Combined Ratios (GAAP)
   Gross                                     81.9%    87.2%
   Net                                       85.5%    90.4%


           Insurance Services Segment Results of Operations
                           ($ in thousands)

                                   Three Months Ended Six Months Ended
                                        June 30,          June 30,
                                     2007      2006    2007     2006
                                   --------- -------- ------- --------

Revenues
Direct commission revenue from
 managing general agency                $572   $1,105  $1,060   $1,911
Claims administration revenue            535      922   1,100    1,884
Other administrative revenue (1)         347        -     598        -
Reinsurance intermediary fees(2)         185      174     341      235
Policy billing fees                        -        2       -        5
                                   --------- -------- ------- --------
Total Revenues                         1,639    2,203   3,099    4,035
                                   --------- -------- ------- --------
Expenses
Direct commissions expense paid to
 producers                               144      731     151    1,334
Other insurance services
 expenses(3)                             358      305     615      542
Claims expense reimbursement to
 TICNY                                   533      911   1,098    1,869
                                   --------- -------- ------- --------
Total Expenses                         1,035    1,947   1,864    3,745
                                   --------- -------- ------- --------
Insurance Services Pre-tax Income       $604     $256  $1,235     $290
                                   ========= ======== ======= ========
Premium produced by TRM on behalf
 of issuing companies                   $716   $4,834    $661   $8,862
                                   ========= ======== ======= ========

(1)The other administrative revenue includes amounts reimbursed by CastlePoint Reinsurance for services rendered pursuant to a service and expense sharing agreement.
(2)The reinsurance intermediary fees include commissions earned for placement of reinsurance on behalf of TICNY and TNIC.
(3)Consists of underwriting expenses reimbursed to TICNY pursuant to an expense sharing agreement and to CastlePoint Reinsurance pursuant to a service and expense sharing agreement.


                          Tower Group, Inc.
                     Consolidated Balance Sheets

                                              (Unaudited)
                                               June 30,   December 31,
                                                  2007        2006
                                              ----------- ------------
                                              ($ in thousands, except
                                                par value and share
                                                      amounts)
Assets
Fixed-maturity securities, available-for-
 sale, at fair value (amortized cost $578,003
 at June 30, 2007 and $416,642 at December
 31, 2006)                                       $566,837     $414,567
Equity securities, available-for-sale, at
 fair value (cost $59,312 at June 30, 2007
 and $47,971 at December 31, 2006)                 58,756       49,453
                                              ----------- ------------
   Total investments                              625,593      464,020
Cash and cash equivalents                          64,969      100,598
Investment income receivable                        6,453        4,767
Agents' balances receivable                        97,701       65,578
Assumed premiums receivable                         1,763           77
Ceding commission receivable                        4,355        3,237
Reinsurance recoverable                           186,859      118,003
Receivable - claims paid by agency                  7,779        5,186
Prepaid reinsurance premiums                      136,105       94,063
Deferred acquisition costs net of deferred
 ceding commission revenue                         40,118       35,811
Federal and state taxes recoverable                 1,910            -
Deferred Income taxes                              19,015            -
Intangible assets                                  22,314        5,423
Goodwill                                            9,608            -
Fixed assets, net of accumulated depreciation      29,015       20,563
Investment in unconsolidated affiliate             31,459       27,944
Investment in statutory business trusts,
 equity method                                      3,036        2,045
Other assets                                        8,505        6,767
                                              ----------- ------------
   Total Assets                                $1,296,557     $954,082
                                              =========== ============
Liabilities
Loss and loss adjustment expenses                $468,910     $302,541
Unearned premium                                  290,012      227,017
Reinsurance balances payable                       61,051       38,560
Payable to issuing carriers                         5,919          662
Funds held as agent                                 6,073        8,181
Funds held under reinsurance agreements            44,641       51,527
Accounts payable and accrued expenses              15,638       18,267
Deferred rent liability                             7,371        6,295
Payable for securities                              1,836        2,922
Other liabilities                                   3,645        3,515
Federal and state income taxes payable                  -        1,163
Deferred income taxes                                   -        1,255
Dividends payable                                       -          212
Subordinated debentures                           101,036       68,045
                                              ----------- ------------
   Total Liabilities                            1,006,132      730,162
                                              ----------- ------------
Stockholders' Equity
Series A perpetual preferred stock ($0.01 par
 value per share; 2,000,000 shares
 authorized; no shares issued and outstanding
 at June 30, 2007; 40,000 shares issued and
 outstanding at December 31, 2006;
 liquidation preference of $1,000 per share,
 net of $0.4 million of issuance costs)                 -       39,600
Common stock ($0.01 par value per share;
 40,000,000 shares authorized, 23,212,686 and
 20,005,758 shares issued at June 30, 2007
 and December 31, 2006, respectively, and
 23,191,070 and 19,980,306 shares outstanding
 at June 30, 2007 and December 31, 2006,
 respectively)                                        232          200
Paid-in-capital                                   204,661      113,168
Accumulated other comprehensive net loss          (7,927)        (437)
Retained earnings                                  93,759       71,596
Treasury stock (21,616 shares at June 30,
 2007 and 25,452 at December 31, 2006)              (300)        (207)
                                              ----------- ------------
   Total Stockholders' Equity                     290,425      223,920
                                              ----------- ------------
   Total Liabilities and Stockholders' Equity  $1,296,557     $954,082
                                              =========== ============


                          Tower Group, Inc.
                Consolidated Statements of Income and
                       Comprehensive Net Income
                             (Unaudited)

                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                           --------------------- ---------------------
                              2007       2006       2007       2006
                           ---------- ---------- ---------- ----------
                           ($ in thousands, except share and per share
                                             amounts)
Revenues
   Net premiums earned        $74,035    $59,286   $134,418   $116,542
   Ceding commission
    revenue                    17,032     10,077     31,266     17,379
   Insurance services
    revenue                     1,639      2,202      3,099      4,031
   Net investment income        9,446      5,292     17,401      9,952
   Net realized gains
    (losses) on
    investments                    89         29         72      (116)
   Policy billing fees            543        274        845        544
                           ---------- ---------- ---------- ----------
     Total revenues           102,784     77,160    187,101    148,332
                           ---------- ---------- ---------- ----------
Expenses
   Loss and loss
    adjustment expenses        40,611     41,424     74,521     74,634
   Direct commission
    expense                    21,808     15,265     40,443     28,345
   Other operating
    expenses                   19,432     12,207     34,521     25,591
   Interest expense             2,446      1,853      4,530      3,203
                           ---------- ---------- ---------- ----------
     Total expenses            84,297     70,749    154,015    131,773
                           ---------- ---------- ---------- ----------

Other Income
   Equity income in
    unconsolidated
    affiliate                     734       (54)      1,423       (54)
   Gain from issuance of
    common stock of
    unconsolidated
    affiliate                       -      7,883      2,705      7,883
   Warrant received from
    unconsolidated
    affiliate                       -      4,605          -      4,605
                           ---------- ---------- ---------- ----------
     Income before income
      taxes                    19,221     18,845     37,214     28,993
     Income tax expense         6,842      6,560     13,207     10,198
                           ---------- ---------- ---------- ----------
     Net income               $12,379    $12,285    $24,007    $18,795
                           ========== ========== ========== ==========

Comprehensive Net Income
   Net income                 $12,379    $12,285    $24,007    $18,795
   Other comprehensive
    income:
     Gross unrealized
      investment holding
      losses arising
      during period          (11,575)    (2,478)   (11,029)    (5,877)
     Equity in net
      unrealized gains in
      investment in
      unconsolidated
      affiliate's
      investment portfolio      (477)      (112)      (422)      (112)
     Less:
      reclassification
      adjustment for net
      realized losses
      included in net
      income                     (89)       (29)       (72)        116
                           ---------- ---------- ---------- ----------
                             (12,141)    (2,619)   (11,523)    (5,873)
     Income tax (expense)
      benefit related to
      items of other
      comprehensive income      4,249        917      4,033      1,998
                           ---------- ---------- ---------- ----------
     Total other
      comprehensive net
      (loss) income           (7,892)    (1,702)    (7,490)    (3,875)
                           ---------- ---------- ---------- ----------
         Comprehensive Net
          Income               $4,487    $10,583    $16,517    $14,920
                           ========== ========== ========== ==========

Earnings Per Share
   Basic earnings per
    common share                $0.54      $0.62      $1.04      $0.95
                           ========== ========== ========== ==========
   Diluted earnings per
    common share                $0.53      $0.61      $1.03      $0.93
                           ========== ========== ========== ==========

Weighted Average Common
 Shares Outstanding:
   Basic                   22,895,783 19,742,004 22,442,345 19,713,453
   Diluted                 23,169,573 20,265,054 22,729,005 20,241,611

 Dividends declared and
  paid per common share:
      Common stock             $0.025     $0.025     $0.050     $0.050


    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             Managing Vice President
             tsong@twrgrp.com